UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 28, 2009

CELSIA TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada (State or other jurisdiction of incorporation or organization)	33-64840 (Commission File Number)	91-2015441 (I.R.S. Employer Identification No.)

1395 Brickell Avenue, Suite 800
Miami, FL 33131
(Address of principal executive offices and Zip
Code)

Registrant's telephone number, including area code:  (305) 529-6290

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.     Entry into a Material Definitive Agreement.

On January 28, 2009, Celsia Technologies, Inc., a Nevada corporation (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”), pursuant to which it issued and sold $1,710,526 of its original issue discount senior secured debentures due December 31, 2010 (the “Debentures”) to accredited investors (the “Purchasers”) in a private placement.   The aggregate sales price of the Debentures was $1,300,000.  After deducting the expenses of the private placement the Company received net proceeds of approximately $1,203,399.17.  Pursuant to the Purchase Agreement, the Purchasers also received warrants to purchase an aggregate of 17,105,257 shares of the Company’s common stock (the “Warrants”).   Closing for the transactions described above took place on February 6, 2009 (the “Closing Date”).

In addition, pursuant to the Purchase Agreement, the Company executed a security agreement pursuant to which it granted a security interest and lien on all of its assets (the “Security Agreement”). Pursuant to the Security Agreement, the lien will terminate when the note and all amounts due in connection with the Debentures are satisfied and all other obligations have been paid, discharged or satisfied in full. The Company’s wholly-owed subsidiary, Celsia Technologies Taiwan, Inc. (“Celsia Taiwan”) also entered into a guarantee agreement pursuant to which it guaranteed the obligations of the Company pursuant to the Debentures and the documents entered into in connection therewith.  Also pursuant to the Purchase Agreement, the Company and Celsia Taiwan entered into a trust agreement with Chinatrust Bank in order to grant the Purchasers security interest in the assets of the Company and Celsia Taiwan as provided in the Security Agreement.  Also pursuant to the Purchase Agreement, the Company entered into a Registration Rights Agreement, with the Purchasers (the “Registration Rights Agreement”).  Pursuant to the Registration Rights Agreement, the Company is required to file a Registration Statement (the “Registration Statement”) covering the common stock of the Company (i) into which the Debentures are convertible and (ii) for which the Warrants and are exercisable (collectively, the “Registrable Securities”) within 30 days of a demand by the Purchasers holding at least 70% in interest of the Registrable Securities or within six (6) months after the Closing Date.

In addition, as a condition to completing the private placement, certain existing creditors of the Company (the “Existing Creditors”) entered into an agreement with the Company (the “Intercreditor Agreement”), pursuant to which the Existing Creditors and the new creditors agreed to, among other things, their respective priority of claims.

As an additional closing condition, as a condition to completing the private placement, certain previous investors of the Company (the “Prior Purchasers”) entered into an agreement with the Company (the “Waiver and Consent Agreement”), pursuant to which the Prior Purchasers consented to amend certain provisions of their existing debentures and warrants and agreed to waive certain rights under prior agreements, including but not limited to, waiving certain restrictions and rights to exercise remedies set forth in such Prior Purchasers’ existing debentures and/or security agreement with respect to the issuance of the Debentures and granting the Purchasers a lien pursuant to the Security Agreement.

The Original Issue Discount Senior Secured Debentures

The Debentures are due on December 31, 2010.  The initial conversion price of the Debentures is $0.10 per share (the “Conversion Price”). If the Company issues its common stock at a price that is less than the effective conversion price, or common stock equivalents with an exercise or conversion price less than the then effective conversion price, the conversion price will be reduced to such price.

The Debentures contain certain covenants by the Company, including that it will not:

•           incur any new indebtedness other than Permitted Indebtedness (as defined in the Debentures);

•           incur any liens other than Permitted Liens (as defined in the Debentures);
•           amend its charter documents in any manner that materially and adversely affects rights of the holder;
•           repay, repurchase or offer to repay or repurchase more than a de minimis number of shares of its common stock;
•           repay, repurchase or offer to repay or repurchase any indebtedness other than regularly scheduled principal and interest payments; or
•           pay cash dividends or distributions on any equity securities.

Events of Default under the Debentures include but are not limited to the following:

•           if the Company does not pay the principal amount due on the Debentures or any other amounts owing on the Debentures when they are due;
•           if the Company fails to observe or perform any covenant under the Debentures;
•           if the Company or a significant subsidiary files for bankruptcy;
•           if the Company is a party to a change of control transaction or if it disposes of in excess of 33% of its assets;
•           if the Company’s common stock is not eligible for listing or quotation for trading on a trading market and shall not be eligible to resume listing or quotation for trading thereon within five trading days; and
•           if any monetary judgment is entered against the Company in excess of $50,000;

If an event of default occurs, the outstanding principal amount of the Debentures, plus liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at the holder’s election, immediately due and payable in cash at the Mandatory Default Amount (as subsequently defined).  Commencing five days after the occurrence of any event of default that results in the eventual acceleration of the Debentures, the interest rate on the Debentures shall accrue at a rate equal to the lesser of 18% per annum or the maximum rate permitted under applicable law.

The Mandatory Default Amount means the sum of (a) the greater of (i) the outstanding principal amount of Debentures, plus all accrued and unpaid default interest thereon, if any, divided by the Conversion Price on the date the Mandatory Default Amount is either (A) demanded (if demand or notice is required to create an Event of Default) or otherwise due or (B) paid in full, whichever has a lower Conversion Price, multiplied by the VWAP (as defined in the Debentures) on the date the Mandatory Default Amount is either (x) demanded or otherwise due or (y) paid in full, whichever has a higher VWAP, or (ii) 135% of the outstanding principal amount of the Debentures, plus 100% of accrued and unpaid default interest thereon, and (b) all other amounts, costs, expenses and liquidated damages due in respect of the Debentures.

The holders of the Debentures shall not have the right to convert the Debentures, to the extent that after giving effect to such conversion, such holder would beneficially own in excess of 4.99% of the shares of the Company’s common stock immediately after giving effect to such conversion (the “Beneficial Ownership Limitation”).  The holders, upon 61 days written notice to the Company, may increase the Beneficial Ownership Limitation provided that it does not exceed 9.99% of the Company’s common stock.

Warrants

The Warrants have an exercise price of $0.10 per share and expire on February 6, 2014.  The Warrants contain Beneficial Ownership Limitations that are identical to those of the Debentures.

The issuance of the Debentures and Warrants were exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) thereof. The Company made this determination in part based on the representations of the recipients of such securities, which included, in pertinent part, that such parties were either (i) not “U.S. persons” as defined in Regulation S of the Securities Act or (ii) “accredited investors” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

Copies of the Purchase Agreement, the Debentures, the Warrants, the Security Agreement, the Registration Rights Agreement, the Consent and Waiver, the Subsidiary Guarantee, the Intercreditor Agreement, the Trust Agreement and the press release announcing, among other things, the closing of the transactions described above are filed as exhibits to this Current Report on Form 8-K.  The summary of these agreements set forth above is qualified in its entirety by reference to such exhibits.

Section 2 – Financial Information

Item 2.03.     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information contained in Item 1.01 of this report is incorporated by reference in this Item 2.03.

Section 3 – Securities and Trading Markets

Item 3.02.  Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this report is incorporated by reference in this Item 3.02.

Item 3.03 Material Modifications to Rights of Security Holders

The information contained in Item 1.01 of this report regarding the Consent, Waiver and Amendment Agreement is incorporated by reference in this Item 3.03.

Section 5 – Corporate Governance and Management

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of February 10, 2009, the Board of Directors of the Company increased its number of directors by two and appointed Richard Rosenblum to serve as a director of the Company.  Currently, Mr. Rosenblum is not expected to serve on any committees of the Board.

There are no arrangements or understandings pursuant to which Mr. Rosenblum was selected as a director.

Richard Rosenblum has been a principal of Harborview Advisors, LLC since its inception. Mr. Rosenblum graduated from the State University of New York at Buffalo in 1981, Summa Cum Laude, with a degree in Finance and Accounting. Mr. Rosenblum has been an active and productive force in the small and mid cap markets for over 16 years, advising, strategizing and raising over $400 million for both private and public companies during that time span. He previously was a Managing Director of Investment Banking for vFinance, Inc., a middle market investment banking and brokerage organization. Mr. Rosenblum has continued to provide advice, expertise and access to critical growth capital for emerging growth companies. Mr. Rosenblum sits on the Board of Directors of several companies, both public and private, and is active in fundraising for charitable causes.

Mr. Rosenblum is not related to and has no relationship to any other Board member or executive officer and is not party to any transaction with the Company except that he serves as principal of Harborview Master Fund LP., which has invested a total of $783,194 in the Company.

A copy of the press release announcing the appointment of Mr. Rosenblum was issued by the Company on February 12, 2009, and is attached hereto as Exhibit 99.1.  The foregoing description is qualified in its entirety by reference to the full text of the exhibit.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 16, 2009, the Company filed a Certificate of Designation pursuant to NRS 78.1955 with the Nevada Secretary of State (the “Certificate”).  The Certificate was filed to designate 3,000,000 shares of the Company’s 100,000,000 shares of authorized preferred stock, $.001 par value, as “Series C Preferred Stock” (“Series C”).  In connection with the private placement, the Company issued an aggregate amount of 1,710,526 shares of Series C to Purchasers.

The Series C may be transferred by a Purchaser in connection with a transfer of all or a portion of such Purchaser’s Debenture.  On the earlier of (i) the date the Company indefeasibly pays a Purchaser’s Debenture in full (including by way of redemption) or (ii) the date a Holder converts its Debenture in full or in part (the “Automatic Redemption Trigger Date”), the Company shall redeem such number of the then outstanding Series C held by such Purchaser in proportion to such redemption or conversion, for an amount in cash equal to the par value per share of Series C held by such Holder within five Business Days of the Automatic Redemption Trigger Date.

Series C shares vote together with common stock holders as a single class.  Each share of Series C is entitled to a vote equivalent to 20 common share votes.  The Series C has no liquidation preference and does not have the right to receive dividends.

The Certificate is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.  The summary of the Series C Certificate of Designation set forth above is qualified in its entirety by reference to such exhibit.

Section 9 – Financial Statements and Exhibits

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

3.1 – The Series C Certificate of Designation

4.1 – Form of Series C Preferred Stock Certificate

10.1 – Securities Purchase Agreement, dated as of January 28, 2009, by and among the Company and the Purchasers

10.2 – Form of Original Issue Discount Senior Secured Convertible Debenture

10.3 – Form of Common Stock Purchase Warrant

10.4 – Security Agreement, dated as of January 28, 2009, among the Company and the Purchasers

10.5 – Subsidiary Guarantee, dated as of January 28, 2009, by and between the Subsidiary and the Purchasers.

10.6 –  Form of Consent, Waiver and Amendment

10.7 – Form of Inter-Creditor Agreement

10.8 – Registration Rights Agreement, dated as of January 28, 2009 among the Company and the Purchasers.

10.9 – Trust Agreement

99.1 – Press Release dated February 12, 2009 announcing completion of private placement and appointment of Richard Rosenblum.

[remainder of page intentionally left blank; signature page follows]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 12, 2009	CELSIA TECHNOLOGIES, INC.

	By:	/s/ Jorge Fernandez
Name: Jorge Fernandez
Title: Chief Financial Officer